EXHIBIT 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Orangekloud Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share(1)(2)	457(o)	3,450,000	$5.00	$17,250,000	.00014760	$2,546.10
	Equity	Underwriter’s Warrants (3)(4)	457(g)	-	-	-	-	-
	Equity	Class A Ordinary Shares underlying Underwriter’s Warrants (3)	457(g)	172,500	$5.50	$948,750	.00014760	$140.04

Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-
	Total Offering Amounts							$2,686.14
	Total Fees Previously Paid							-
	Net Fee Due							$2,686.14

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	We have agreed to issue the Representative’s warrants to the representative to purchase up to an aggregate number of Class A Ordinary Shares equal to 5% of the total number of Class A Ordinary Shares sold in this offering, including any shares issued pursuant to the exercise of the underwriters’ over-allotment option. Such warrants shall have an exercise price equal to 110% of the initial public offering price of the Class A Ordinary Shares sold in this offering.
(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

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